UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 20, 2012

(Date of earliest event reported)

UNION FIRST MARKET BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-20293	54-1598552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 20, 2012, Union First Market Bankshares Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Markel Corporation (the “Seller”). Pursuant to the Agreement, the Company purchased 750,000 shares of its common stock from the Seller for an aggregate purchase price of $11,580,000, or $15.44 per share. The repurchase was funded with cash on hand. The Company intends to retire the shares.

The foregoing summary of the Stock Purchase Agreement is qualified by reference to the full text of the Stock Purchase Agreement, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION FIRST MARKET
BANKSHARES CORPORATION

By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and Chief Financial Officer

Date: December 21, 2012

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement dated December 20, 2012.